Exhibit (5.1)

90 South Seventh Street • Suite 4950 • Minneapolis, Minnesota 55402 TELEPHONE: +1.612.217.8800 • FACSIMILE: +1.844.345.3178
October 29, 2021
Ecolab Inc. 1 Ecolab Place St. Paul, Minnesota 55102
Re:	Registration Statement on Form S-4 Filed by Ecolab Inc. Relating to the Exchange Offer (as defined below)

Ladies and Gentlemen:

We have acted as counsel for Ecolab Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Registration Statement relates to the proposed issuance and exchange (the “Exchange Offer”) of up to $684,751,000 aggregate principal amount of 2.750% Senior Notes due 2055 (the “Exchange Notes”) for an equal principal amount of 2.750% Senior Notes due 2055 of the Company outstanding on the date hereof (the “Original Notes”). The Original Notes were, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of January 12, 2015 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a Tenth Supplemental Indenture, dated as of August 18, 2021, between the Company and the Trustee (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Exchange Notes, when they are executed by the Company, authenticated by the Trustee in accordance with the Indenture, and issued and delivered in exchange for the Original Notes in accordance with the terms of the Exchange Offer, will constitute valid and binding obligations of the Company.

The opinion set forth above is subject to the following limitations, qualifications and assumptions:

For purposes of the opinion expressed herein, we have assumed that (i) the Trustee has authorized, executed and delivered each of the Base Indenture and the Supplemental Indenture and that the Indenture is a valid, binding and enforceable obligation of the Trustee and (ii) the Original Notes have been duly authenticated by the Trustee in accordance with the Indenture.

The opinion expressed herein is limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights and remedies generally, and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or in equity.

AMSTERDAM ● ATLANTA ● BEIJING ● BOSTON ● BRISBANE ● BRUSSELS ● CHICAGO ● CLEVELAND ● COLUMBUS ● DALLAS ● DETROIT ● DUBAI ● DÜSSELDORF ● FRANKFURT ● HONG KONG ● HOUSTON ● IRVINE ● LONDON ● LOS ANGELES ● MADRID ● MELBOURNE ● MEXICO CITY ● MIAMI ● MILAN ● MINNEAPOLIS ● MUNICH ● NEW YORK ● PARIS ● PERTH ● PITTSBURGH ● SAN DIEGO ● SAN FRANCISCO ● SÃO PAULO ● SAUDI ARABIA ● SHANGHAI ● SILICON VALLEY ● SINGAPORE ● SYDNEY ● TAIPEI ● TOKYO ● WASHINGTON

Ecolab Inc.
October 29, 2021

As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company. The opinion expressed herein is limited to (i) the laws of the State of New York and (ii) the laws of the State of Delaware, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours, /s/ Jones Day
Jones Day